UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	April 13, 2026

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (‘230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (‘240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On April 13, 2026, New Concept Energy, Inc., a Nevada corporation (the “Company” or “GBR” or the “Issuer”), and an Investor entered into a Subscription Agreement and Letter of Investment Intent (the ”Agreement”), pursuant to which, Realty Advisors, Inc., a Nevada corporation (the “Investor”), has agreed to acquire 2,000,000 shares of Common Stock at a price of at least $1.00 per share in cash. The Investor has acknowledged and agreed that its acquisition cannot and will not be completed until (a) the current stockholders of the Company have approved the issuance by a vote of the majority of such shares at a meeting at which a quorum is present in person or by proxy, as the rules of the NYSE American Company Guide require same as a prerequisite to approval of an additional listing application covering such additional shares, and (b) the NYSE American Exchange has approved for listing the additional 2,000,000 Shares covered by the Agreement.

As long as the Common Stock of the Company is listed on the NYSE American, any proposed issuance of shares of 20% or more of the current issued and outstanding shares or which would result in a change of control of the entity must be submitted to stockholders for approval. The Company is in the process of preparing proxy materials for submission to the Securities and Exchange Commission (the “SEC”) for a stockholder’s meeting, hopefully before the end of the second quarter. No assurance can be given that the stockholders of the Company will approve such issuance or that the NYSE American Exchange will approve the Additional Listing Application. The Investor is currently the holder of at least 400,000 shares of Common Stock of the Company, has one common director with the Company, may be deemed to be a “Related Party” for accounting purposes and, if the transaction is consummated, will be an “Affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended). If the transaction is consummated, a change in control of the Company will be deemed to occur when the additional shares are issued.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above for a description of an agreement covering the proposed issuance of up to 2,000,000 shares of Common Stock of the Company without registration, based upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended. If such shares are issued, the shares will be “restricted securities.” The Agreement specifically provides an acknowledgment by the Investor that its acquisition of shares cannot and will not be completed until the current stockholders of the Company have approved the issuance by a vote of the majority of such shares at a meeting at which a quorum is present in person or by proxy, as the rules of the NYSE American Company Guide [Section 7.13] require same as a prerequisite to approval of an additional listing application covering such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 14, 2026

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief
Executive and Financial Officer